Exhibit 99.1
Roivant Announces Topline Results from Phase 2 RESOLVE-Lung Study of Namilumab in Chronic Active Pulmonary Sarcoidosis

•	Namilumab failed to show treatment benefit in patients with pulmonary sarcoidosis
•	Further development of namilumab for the treatment of sarcoidosis will be discontinued

BASEL, Switzerland and LONDON and NEW YORK, December 3, 2024 GLOBE NEWSWIRE) – Kinevant Sciences, a clinical-stage biopharmaceutical company developing new medicines for rare inflammatory and autoimmune diseases, today announced its Phase 2 study failed to show treatment benefit in patients with chronic active pulmonary sarcoidosis. The Phase 2 RESOLVE-Lung study (NCT05314517) evaluated the efficacy and safety of namilumab, an investigational anti-GM-CSF monoclonal antibody administered once-monthly as a subcutaneous injection, in participants with chronic active pulmonary sarcoidosis.

Primary Endpoint Details: Namilumab failed to meet the primary endpoint of proportion of subjects with a Rescue Event during the double-blind period.

Secondary Endpoints Details: Secondary efficacy endpoints, including change in percent predicted forced vital capacity, corticosteroid tapering success, and change in the patient reported King’s Sarcoidosis Questionnaire failed to show a treatment benefit consistent with the primary endpoint.

Safety Details: The safety profile of namilumab in RESOLVE-Lung remains similar to previous studies.

With these results, Kinevant will be discontinuing further development of namilumab for the treatment of sarcoidosis. Kinevant is committed to publishing the results of RESOLVE-Lung to inform future sarcoidosis research.

“Although RESOLVE-Lung failed to show a treatment benefit for namilumab, the significant amount of information produced by the study will be tremendously helpful to those in the field who are committed to improving the lives of sarcoidosis patients,” said Bill Gerhart, CEO of Kinevant. “I would like to thank all the patients who courageously volunteered to participate in the study, as well as the Kinevant team, industry partners, principal investigators, site staff, and patient advocacy groups who all worked together to successfully conduct this important study for sarcoidosis.”

“Risk-taking in clinical development is at the heart of our industry, and core to Roivant’s mission of developing new medicines for patients in need. It’s evident from our data that the RESOLVE-Lung study was thoughtfully designed and gave us a clear read on the potential benefits of namilumab in this patient population,” said Matt Gline, CEO of Roivant. “Unfortunately science is sometimes humbling, and we are proud to have made the attempt, as well as of our successes in other programs this year. We look forward to taking calculated risks on similar programs in the future.”

About RESOLVE-Lung

The RESOLVE-Lung study is a Phase 2 randomized, double-blind, placebo-controlled study of namilumab for the treatment of pulmonary sarcoidosis at sites in the U.S. and Europe. The study enrolled 107 patients with pulmonary sarcoidosis considered to have chronic, active disease not well-controlled despite available therapeutic options. Patients in the study received a once-monthly subcutaneous injection of namilumab or placebo (following the initial dosing period) for approximately six months. All patients who complete the 26-week double-blind treatment period were eligible to participate in a 28-week open-label extension treatment period on namilumab.

The primary endpoint of this study was proportion of subjects with a Rescue Event during the double-blind period. Rescue Event was defined as clinically significant worsening of a subject’s sarcoidosis requiring treatment, failure to adhere to the protocol defined OCS taper, or premature discontinuation from the study associated with lack of benefit during the double-blind treatment period.

Study eligibility did not require subjects to be on high dose corticosteroids. If subjects were on >5mg/day of oral corticosteroid (OCS) at baseline, they were required to taper down to 5mg/day 8-10 weeks after randomization. If patients were on an immunosuppressive therapy (IST), they were required to stop the IST at randomization. Notably, all subjects enrolled had evidence of active pulmonary sarcoidosis disease, defined as a positive HRCT scan, significant lung inflammation on PET, and moderate to severe self-reported breathlessness.

About Sarcoidosis

Pulmonary sarcoidosis is a lung disease characterized by the presence of granulomas (clumps of immune cells) of unknown etiology that can cause breathlessness, fatigue, and pain. The resulting inflammation, if not effectively treated, can result in lung tissue scarring (fibrosis), lung dysfunction, and eventually lung failure. Approximately 50% of diagnosed patients require chronic therapy to treat symptoms and prevent progression. Oral steroids (e.g., prednisone) and off-label immunosuppressive therapies (e.g., methotrexate) are first- and second-line therapies respectively for sarcoidosis; however, these therapeutic options are often not effective or can be accompanied by serious side effects.

Approximately 200,000 people in the U.S. (and more than 1 million worldwide) are estimated to have sarcoidosis, an immune-mediated inflammatory disease that can affect any organ in the body, with about 90% of cases involving the lung.

About Namilumab

Granulocyte macrophage colony stimulating factor (GM-CSF) is a pro-inflammatory cytokine over-expressed in several inflammatory diseases, including sarcoidosis. GM-CSF mediated pro-inflammatory signaling is thought to play a central role in recruitment of macrophages and monocytes to the lung and to trigger a granulomatous response, including the fusion of macrophages into multinucleated giant cells. Namilumab is an anti-GM-CSF monoclonal antibody formulated to be administered once-monthly as a subcutaneous injection being investigated for the treatment of pulmonary sarcoidosis.

About Roivant

Roivant is a biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Roivant’s pipeline includes IMVT-1402 and batoclimab, fully human monoclonal antibodies targeting FcRn in development across several IgG-mediated autoimmune indications; brepocitinib, a potent small molecule inhibitor of TYK2 and JAK1 in development for the treatment of dermatomyositis and non-infectious uveitis; and mosliciguat, an inhaled sGC activator in development for pulmonary hypertension associated with interstitial lung disease. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business. For more information, www.roivant.com.

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Contacts:

Investors

Keyur Parekh

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Media

Stephanie Lee

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